Execution Copy

AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

     AMENDMENT No. 1 (this “Amendment”), dated as of January 14, 2004, to the Fiscal Agency Agreement, dated as of August 6, 1998, among the Bolivarian Republic of Venezuela (the “Issuer” or “Republic”), Banco Central de Venezuela, as official financial agent of the Republic (“Banco Central”), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as fiscal agent (the “Fiscal Agency Agreement”).

W I T N E S S E T H:

     WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

     WHEREAS, the Republic wishes to provide for the issuance of additional Series of Securities under (and as defined in) the Fiscal Agency Agreement, which Securities may contain new provisions relating to amendments and waivers and certain other changes, all as more fully described herein;

     WHEREAS, Section 11(b) of the Fiscal Agency Agreement provides, among other things, that the Republic and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of the Securities of any Series, amend the Fiscal Agency Agreement or the Securities of such Series for certain specified purposes, including amending the Fiscal Agency Agreement or the Securities of such Series in any manner that the Republic and the Fiscal Agent may determine and that shall not adversely affect the interest of any holder of the Securities of such Series in any material respect; and

     WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 11(b), to amend the Fiscal Agency Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Scope of Amendment. The provisions of this Amendment shall apply only to any Securities of any Series issued in the future under the Fiscal Agency Agreement that are in their terms stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof, and shall not modify or otherwise affect the terms and conditions of any currently outstanding Securities under the Fiscal Agency Agreement or any other Securities that are not so stated to be “Collective Action Securities” under the Fiscal Agency Agreement, as amended by this Amendment and as further amended, modified or supplemented from time to time in accordance with the terms thereof.

     2. Amendment to Section 1(c) of the Fiscal Agency Agreement. A new final paragraph is added to Section 1(c) of the Fiscal Agency Agreement, which paragraph shall read as follows:

     To the extent that any Series of Securities issued hereunder is designated by the Republic in the terms and conditions of such Securities as Collective Action Securities, the terms and conditions of the Securities of such Series shall reflect, mutatis mutandis, the terms set forth in Section 11(e) hereof.

     3. Addition of Section 11(e) of the Fiscal Agency Agreement. A new Section 11(e) is added to the Fiscal Agency Agreement, to read in full as follows:

                      (e) Collective Action Securities. Notwithstanding, and in lieu of, Sections 11(b), 11(c) and 11(d) hereof, the following provisions shall apply to Collective Action Securities (as defined below):

(i) A meeting of holders of Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series to be made, given or taken by holders of Securities of such Series or to modify, amend or supplement the terms of the Securities of such Series, the Banco Central Undertaking relating to the Securities of such Series or this Agreement as hereinafter provided. The Issuer may at any time call a meeting of holders of Securities of any Series for any such purpose to be held at such time and at such place as the Issuer shall determine. Notice of every meeting of holders of Securities of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less than 10 nor more than 60 days prior to the date fixed for such meeting). In case at any time the Issuer or the holders of at least 10% in aggregate principal amount of the Outstanding Securities (as defined in subsection (iv) of this Section 11(e)) of a Series shall, after the occurrence and during the continuance of any default under the Securities of such Series, have requested the Fiscal Agent to call a meeting of the holders of Securities of such Series for any purpose specified in the first sentence of this Section 11(a), by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Securities of any Series, a person shall be a holder of Outstanding Securities of such Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Securities of such Series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in the preceding paragraph of this subsection (i), except that such notice need be given only once. Notice of reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the Outstanding Securities of any Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Securities of such Series at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

The Fiscal Agent may make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of Securities of such Series with respect to the proof of the holding of Securities, the adjournment and chairmanship of such meeting, the appointment of proxies in respect of holders of Securities of such Series, the record date for determining the registered holders of Securities of such Series who are entitled to vote at such meeting (which date shall be designated by the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Securities of such Series on the date such action is taken), the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or the holders of Securities of such Series as provided above, in which case the Issuer or the holders of Securities of such Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as holder of Securities of such Series or proxy. A record, at least in duplicate, of the proceeding of each meeting of holders shall be prepared, and one such copy shall be delivered to the Issuer and another to the Fiscal Agent to be preserved by the Fiscal Agent.

(ii) Approval . (a) At any meeting of holders of the Securities of any Series duly called and held as specified in subsection (i) of this Section 11(e), upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of such Series then Outstanding represented at such meeting (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of any Series then Outstanding (or of such other percentage as may be set forth in the text of the Securities of such Series with respect to the action being taken), the Republic and the Fiscal Agent (and, in the case of the Banco Central Undertaking relating to the Securities of such Series, with the agreement of Banco Central) upon agreement between themselves, may modify, amend or supplement the terms of the Securities of such Series or, insofar as respects the Securities of such Series, this Agreement or the Banco Central Undertaking relating to the Securities of such Series, in any way, and the holders of the Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series to be made, given or taken by the holders of the Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 85% in aggregate principal amount of the Securities of such Series then Outstanding, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Security of such Series, (B) reduce the principal amount of any Security of such Series, the portion of such principal amount that is payable upon acceleration of the maturity of such Note, the interest rate thereon or the premium payable upon redemption thereof, (C) change the coin or currency in which or the required place or places at which payment with respect to interest, premium or principal in respect of the Securities of such Series is payable, (D) shorten the period during which the Republic is not permitted to redeem the Securities of such Series, or permit the Republic to redeem the Securities of such Series if, prior to such action, the Republic is not permitted to do so, (E) reduce the proportion of the principal amount of the Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the terms and conditions of the Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Republic to pay Additional Amounts, if any, pursuant to the Terms and Conditions of the Securities of such Series, (G) amend the definition of “Outstanding” as set forth in Section 11(f)(iv) hereof with respect to the Securities of such Series, (H) change the governing law provisions of the Securities of such Series, (I) change the Republic’s appointment of an agent for the service of process or the Republic’s agreement not to claim and to waive irrevocably any immunity in respect of any Related Proceeding, each as set forth in Section 14 hereof and in the Securities of such Series, (J) except as contemplated in clause (C) of the immediately following sentence, change the ranking of the Securities of such Series as set forth in the terms of the Securities of such Series or (K) in connection with an offer to acquire all or any portion of the Securities of such Series where the consideration consists of either cash, new securities to be issued by the Republic or any of its political subdivisions or instrumentalities, or any combination of the foregoing, amend any Event of Default (as defined in the terms of the Securities of such Series).

     The Republic and the Fiscal Agent (and, in the case of the Banco Central Undertaking relating to the Securities of such Series, with the agreement of Banco Central) may, upon agreement between themselves, without the vote or consent of any holder of the Securities of any Series, amend this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series for the purpose of (A) adding to the covenants of the Republic for the benefit of the holders of the Securities of such Series, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities of such Series pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof, of the Banco Central Undertaking relating to the Securities of such Series or of the Securities of such Series or (E) amending this Agreement, the Banco Central Undertaking relating to the Securities of such Series or the Securities of such Series in any manner that the Republic, Banco Central and the Fiscal Agent, as the case may be, may determine and that shall not adversely affect the interest of any holder of the Securities of such Series in any material respect.

     It shall not be necessary for the vote or consent of the holders of the Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(iii) Binding Nature of Amendments, Notices, Notations, etc. Any instrument given by or on behalf of any holder of a Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of such Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities affected thereby, in all cases as provided in the Securities of such Series.

     Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and the Republic as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with subsection (i) of this Section 11(e). New Securities of such Series modified to conform, in the opinion of the Fiscal Agent and the Republic, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by the Republic, authenticated by the Fiscal Agent (or any authenticating agent appointed pursuant to Section 3 hereof) and delivered in exchange for Outstanding Securities of such Series.

(iv) “Outstanding” Defined. For purposes of this Agreement and the Securities, any Security authenticated and delivered pursuant to this

Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(a)	Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation;

(b)	Securities that have been called for redemption in accordance with their terms or that have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

(c)	Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to this Agreement;

provided that in determining whether the required percentage of holders of Securities of a Series is present at a meeting of holders for quorum purposes or has approved any amendment, modification or change to, or waiver of, the Securities, the Banco Central Undertaking relating to the Securities of such Series or the Fiscal Agency Agreement, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at a stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (A) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (B) such other amount not in excess of the stated face amount, as may be specified in such Security, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above) of such Security, and (iii) Securities of such Series owned, directly or indirectly, by Venezuela or any public sector instrumentality of Venezuela will be disregarded and deemed not to be “Outstanding”, except that in determining whether the Fiscal Agent shall be protected in relying upon any amendment, modification, change or waiver, or any notice from holders, only Securities of such Series that the Fiscal Agent knows to be so owned shall be so disregarded. As used in this paragraph, “public sector instrumentality” means Banco Central, any department, ministry or agency of the federal government of Venezuela or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Venezuela or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

(v) Additional Issues of Collective Action Securities. The Republic may, from time to time, without the consent of the holders of any Securities of a Series of Collective Action Securities, create and issue additional Securities having terms and conditions the same as the existing Securities of such Series, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities of such Series; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the existing Securities of such Series have as of the date of the issue of such additional Securities.

(vi) “Collective Action Securities” Defined. For purposes hereof, “Collective Action Securities” shall mean any Securities of any Series issued under this Agreement that are in their terms stated to be “Collective Action Securities” under this Agreement.

     4. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

     5. Counterparts. This Amendment may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

     6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

     7. Effectiveness. This Amendment shall become effective as of the date hereof upon execution by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BOLIVARIAN REPUBLIC OF VENEZUELA
By:
Name:
Title:

BANCO CENTRAL DE VENEZUELA
By:
Name:
Title:

JP MORGAN CHASE BANK, as Fiscal Agent
By:
Name:
Title: